Exhibit 3(i)

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GENERAL ELECTRIC CAPITAL CORPORATION

a Delaware corporation

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned Secretary of General Electric Capital Corporation hereby certifies as follows:

1.    The first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock which the corporation shall have authority to issue is 4,649,000 of which (a) 3,866,000 shall be common stock, par value $4.00 per share (the “Common Stock”), (b) 33,000 shall be variable cumulative preferred stock, par value $100.00 per share (the “Variable Cumulative Preferred Stock”) and (c) 750,000 shall be preferred stock, par value $.01 per share (the “Preferred Stock”).

2.    The definition number 32 of SECTION ONE of ARTICLE FOURTH of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

32.    “Maximum Rate” shall mean, on any date with respect to any share of Variable Cumulative Preferred Stock, a percentage (determined as set forth below based on the prevailing rating of such share of Variable Cumulative Preferred Stock in effect at the close of business on the Business Day immediately preceding such date and on the duration of the relevant Dividend Period) of the Applicable Determining Rate for such share on such date, provided, that during the continuance of a Payment Failure the applicable percentage shall be 200%:

	Percentage
Prevailing Rating	For Dividend Periods of Less Than One Year	For Dividend Periods of Two Years or More

AA/Aa or above	175%	125%
A/A	200%	140%
BBB/Baa	225%	175%
Below BBB/Baa	250%	225%

For purposes of this definition, the “prevailing rating” of such series shall be (i) AA/Aa or above, if such series has a rating of AA- or better by Standard & Poor’s and Aa3 or better by Moody’s or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (ii) if not AA/Aa or above, then A/A if such series has a rating of A- or better by Standard & Poor’s and A3 or better by Moody’s or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, (iii) if not AA/Aa or above or A/A, then BBB/Baa if such series has a rating of BBB- or better by Standard & Poor’s and Baa3 or better by Moody’s or the equivalent of both of such ratings by a substitute rating agency or agencies selected as provided below, and (iv) if not AA/Aa or above, A/A or BBB/Baa, then below BBB/Baa. The corporation will take all reasonable action necessary to enable Standard & Poor’s and Moody’s to provide a rating for the Variable Cumulative Preferred Stock of each series. If neither Standard & Poor’s nor Moody’s makes such a rating available, the corporation or its duly authorized agent will select one or two nationally recognized securities rating agencies to act as a substitute rating agency or agencies, as the case may be.

3.    This amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

4.    This amendment shall not be effective until 9:00 a.m. Eastern Time on August 12, 2002.

[Signature Page Follows]

IN WITNESS WHEREOF, I hereby sign my name and affirm that the statements made herein are true under the penalties of perjury, this 6th day of August 2002.

By:	/S/ NANCY E. BARTON
	Name:	Nancy E. Barton
	Title:	Senior Vice President, General Counsel and Secretary

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

GENERAL ELECTRIC CAPITAL CORPORATION

a Delaware corporation

Pursuant to the provisions of Section 242 of the General Corporation Law of the State of Delaware, the undersigned Secretary of General Electric Capital Corporation hereby certifies as follows:

1.    The first paragraph of ARTICLE FOURTH of the Restated Certificate of Incorporation is hereby amended and restated in its entirety to read as follows:

The total number of shares of stock which the corporation shall have authority to issue is 4,949,000 of which (a) 4,166,000 shall be common stock, par value $4.00 per share (the “Common Stock”), (b) 33,000 shall be variable cumulative preferred stock, par value $100.00 per share (the “Variable Cumulative Preferred Stock”) and (c) 750,000 shall be preferred stock, par value $.01 per share (the “Preferred Stock”).

2.    This amendment to the Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

3.    This amendment shall not be effective until 9:00 a.m. Eastern Standard Time on January 28, 2003.

[Signature Page Follows]

IN WITNESS WHEREOF, General Electric Capital Corporation has caused this Certificate of Amendment to be executed by Brian T. McAnaney, its Secretary, on this 27th day of January, 2003.

GENERAL ELECTRIC CAPITAL CORPORATION
By:	/S/ BRIAN T. MCANANEY
	Name:	Brian T. McAnaney
	Title:	Vice President, Secretary
And General Counsel

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